UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 March 10, 2006
                Date of Report (Date of Earliest Event Reported)

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                                   ZiLOG, Inc.
             (Exact name of Registrant as specified in its charter)

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          Delaware                      001-13748               13-3092996
(State or other Jurisdiction      (Commission File No.)        (IRS Employer
      of Incorporation)                                      Identification No.)

                                 532 Race Street
                           San Jose, California 95126
          (Address of principal executive offices, including zip code)

                                 (408) 558-8500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement

On March 10, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of ZiLOG, Inc. (the "Registrant") authorized and approved the fiscal year 2007 Executive Incentive Plan (the "Incentive Plan") for Norman
G. Sheridan, Executive Vice President of Technology and Operations ("Dr. Sheridan"), and Perry J. Grace, Chief Financial Officer and Vice President of Finance ("Mr. Grace") (each an "Executive"). The Incentive Plan consists of cash awards designed to provide each Executive with incentive compensation based upon the achievement of pre-established performance targets. The cash awards are tied to the Registrant's performance for the 2007 fiscal year and are based on two components, corporate incentive objectives (the "Corporate Objectives") and individual incentive objectives (the "Individual Objectives") for each Executive. James Thorburn, Chief Executive Officer, has declined to accept incentive compensation for fiscal year 2007.

Each Executive's total target award amount (the "Total Award Amount") is generally 60% of his annual base salary, subject to variation based on payout level, which may range from 50% to 150% due to fluctuations in satisfying the Corporate Objectives, as discussed below. The Total Award Amount is based both on Corporate Objectives, which determine 70% of the calculation, and Individual Objectives, which determine 30% of the calculation. Specific goals have been established for each Executive based on his specific duties to the Registrant in determining the Individual Objectives component of the Total Award Amount.

The Corporate Objectives are composed of five target categories, each representing the following percentage of the portion of the Total Award Amount based on overall Corporate Objectives: (i) Revenue is 20%; (ii) gross operating profit is 30%; (iii) Total design wins is 10%; (iv) Fiscal year end cash position is 10%; and (v) Adjusted EBITDA is 30%. Adjusted EBITDA is and has been defined historically by the Registrant as Earnings Before Interest, Taxes, Depreciation and Amortization (including fresh start intangible amortization) and excludes stock compensation and special charges. Each target category has a pre-determined 50%, 100% and 150% target amount (also referred to as the "payout level"), corresponding to each different target award amount. A linear relationship between the target amount and the payout level exists for the range between 50% and 150% of the target amount. Effectively, the target amount at the 50% payout level is 30% of annual base salary, the target amount at the 100% payout level is 60% of annual base salary, and the target amount at the 150% payout level is 90% of annual base salary. If the Registrant performs under the 50% target amount in a target category then the Executive will receive no award for such category. If the Registrant performs above the 150% target number in a category then the Executive shall receive only the 150% target award for such target category.

In addition, if the Adjusted EBITDA is less than $1 for the fiscal 12 month period ending March 31, 2007, then each Executive will receive 1) no award amount for the Adjusted EBITDA target category and 2) the remaining target categories of the Corporate Objectives and the Individual Objectives will be reduced in half in calculating the Total Award Amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ZiLOG, INC.

                                        By: /s/ Perry Grace
                                        ---------------------------------------
                                        Perry Grace
                                        Chief Financial Officer, Vice President
                                        of Finance

                                                            Date: March 16, 2006